Exhibit 99.1

Contacts:	Phillip D. Kramer	A. Patrick Diamond
	Executive VP and CFO	Manager, Special Projects
	713/646-4560—800/564-3036	713/646-4487—800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports
Record Results for 2004

(Houston—February 24, 2005) Plains All American Pipeline, L.P. (NYSE: PAA) today reported operating and financial results for the fourth quarter and full year of 2004. The Partnership reported net income of $24.7 million, or $0.32 per basic and diluted limited partner unit, for the fourth quarter of 2004 as compared to a net loss of $0.2 million, or $0.03 per basic and diluted limited partner unit, for the fourth quarter of 2003. For the year, the Partnership reported net income of $130.0 million, or $1.89 per basic and diluted limited partner unit, an increase of 119% and 87%, respectively, over net income of $59.5 million, or $1.01 per basic ($1.00 per diluted) limited partner unit, for 2003.

“During 2004, we met or exceeded each of the goals that we established at the beginning of the year,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “We delivered operating and financial performance that exceeded our annual guidance, completed a total of approximately $550 million of acquisitions and completed or initiated several meaningful organic growth projects. The combination of all of these activities enabled us to increase our distribution to Unitholders by 8.9%.”

“We are also very pleased that despite the significant growth we experienced during the year, we maintained a strong balance sheet and ample liquidity,” continued Armstrong. “Our disciplined approach to financing our growth was ultimately rewarded during the year as we achieved an investment grade credit rating at both rating agencies. As a result of these collective achievements, we believe 2004 was the most productive year in the history of our Partnership.”

Armstrong also noted that as a result of acquisitions and organic growth completed during 2004, segment profit from pipeline operations in the fourth quarter of 2004 was up 91% and segment profit from gathering, marketing, terminalling and storage operations was up approximately 17% as compared to the fourth quarter of 2003. These comparisons exclude the selected items impacting comparability noted below in both periods.

Before taking into account selected items impacting comparability, earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fourth quarter of 2004 were $60.5 million, an increase of 185% as compared with EBITDA of $21.2 million for the fourth quarter of 2003. EBITDA for the full year 2004 was $243.9 million, an increase of 72% as compared with EBITDA of $141.5 million for the full year 2003. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

Both the fourth quarter and full year 2004 periods were impacted by compensation charges, charges relating to inventory valuation and asset impairment and other notable items that affected the comparability of results between reporting periods. Such selected items impacting comparability aggregated approximately $6.6 million, or $0.10 per basic and diluted limited partner unit, for the fourth quarter and approximately $9.2 million, or $0.14 per basic and diluted limited partner unit, for the full year of 2004. In addition to the selected items impacting comparability, in late December the Partnership experienced a pipeline release in West Texas, which negatively impacted fourth quarter results by $1.7 million, or approximately $0.02 per basic and diluted limited partner unit.

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Excluding the selected items impacting comparability, the Partnership’s fourth quarter 2004 adjusted net income, adjusted net income per basic and diluted limited partner unit and adjusted EBITDA was $31.4 million, $0.42 per unit, and $67.2 million, respectively. Similarly, the Partnership’s fourth quarter 2003 adjusted net income, adjusted net income per basic limited partner unit and adjusted EBITDA was $22.2 million, $0.37 per basic ($0.36 per diluted) unit, and $43.6 million, respectively. On a comparable basis, fourth quarter 2004 adjusted net income, adjusted net income per basic limited partner unit and adjusted EBITDA increased 41%, 14% and 54%, respectively, over fourth quarter 2003.

The following table summarizes selected items that the Partnership believes impact the comparability of financial results between reporting periods:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2004	2003	2004	2003
	(Dollars in millions, except per unit data)
Long-Term Incentive Plan (“LTIP”) charge	$(3.7)	(21.4)	$(7.9)	$(28.8)
Cumulative effect of change in accounting principle	—	—	(3.1)	—
Loss on refinancing of debt	—	(3.1)	(0.7)	(3.3)
Gain on foreign currency revaluation	1.5	—	5.0	—
Inventory valuation adjustment	(2.0)	—	(2.0)	—
Asset impairment	(2.0)	—	(2.0)	—
SFAS 133 noncash mark-to-market adjustment	(0.4)	2.1	1.0	0.4
Other	—	—	0.6	—
Total	$(6.6)	$(22.4)	$(9.2)	$(31.7)
Per Basic Limited Partner Unit	$(0.10)	$(0.39)	$(0.14)	$(0.59)
Per Diluted Limited Partner Unit	$(0.10)	$(0.39)	$(0.14)	$(0.58)

The Partnership’s adjusted net income, adjusted net income per basic and diluted limited partner unit and adjusted EBITDA for the full year of 2004 was $139.3 million, $2.03 per unit, and $253.2 million, respectively, excluding selected items impacting comparability. For 2003, these same financial measures were $91.1 million, $1.60 per basic ($1.58 per diluted) unit, and $173.2 million, respectively. Using this same basis for comparison, 2004 adjusted net income, adjusted net income per basic limited partner unit and adjusted EBITDA increased 53%, 27% and 46%, respectively, over 2003.

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The following table presents certain selected financial information by segment for the fourth quarter reporting periods:

		Gathering,
		Marketing,
		Terminalling &
	Pipeline	Storage
	Operations	Operations(4)
	(Dollars in millions)
Three Months Ended December 31, 2004
Revenues(1)	$235.4	$5,975.9
Purchases(1)	(146.2)	(5,917.0)
Field operating costs (excluding LTIP charge)	(36.3)	(24.2)
LTIP charge—operations	—	(0.4)
Segment general and administrative expenses (excluding LTIP charge)(2)	(10.8)	(10.5)
LTIP charge—general and administrative	(2.1)	(1.2)
Segment profit	$40.0	$22.6
Noncash SFAS 133 impact(3)	$—	$(0.4)
Maintenance capital	$4.2	$1.0
Three Months Ended December 31, 2003
Revenues(1)	$169.5	$3,390.8
Purchases(1)	(124.2)	(3,342.6)
Field operating costs (excluding LTIP charge)	(18.6)	(16.7)
LTIP charge—operations	(1.0)	(3.3)
Segment general and administrative expenses (excluding LTIP charge)(2)	(4.6)	(7.9)
LTIP charge—general and administrative	(7.0)	(10.1)
Segment profit	$14.1	$10.2
Noncash SFAS 133 impact(3)	$—	$2.1
Maintenance capital	$1.6	$0.5

(1)          Revenues and purchases include intersegment amounts.

(2)          Segment general and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)          Amounts related to SFAS 133 are included in revenues and impact segment profit.

(4)          The gain on foreign currency revaluation and the inventory valuation adjustment are included in the Gathering, Marketing, Terminalling & Storage segment.

Segment profit from pipeline operations was up 184% (91% excluding selected items impacting comparability in both periods) in the fourth quarter of 2004 when compared to the fourth quarter of 2003. Segment profit from gathering, marketing, terminalling and storage operations was up approximately 122% (17% excluding selected items impacting comparability in both periods). These gains largely reflect the contribution of acquisitions completed since December 31, 2003.

The following table presents certain selected financial information by segment for the twelve-month reporting periods:

	Pipeline Operations	Gathering, Marketing, Terminalling & Storage Operations(4)
	(Dollars in millions)
Twelve Months Ended December 31, 2004
Revenues(1)	$874.9	$20,223.5
Purchases(1)	(554.6)	(19,992.8)
Field operating costs (excluding LTIP charge)	(121.1)	(97.5)
LTIP charge—operations	(0.1)	(0.8)
Segment general and administrative expenses (excluding LTIP charge)(2)	(38.1)	(37.7)
LTIP charge—general and administrative	(3.8)	(3.2)
Segment profit	$157.2	$91.5
Noncash SFAS 133 impact(3)	$—	$1.0
Maintenance capital	$8.3	$3.0
Twelve Months Ended December 31, 2003
Revenues(1)	$658.6	$11,985.6
Purchases(1)	(487.1)	(11,799.8)
Field operating costs (excluding LTIP charge)	(60.9)	(73.3)
LTIP charge—operations	(1.4)	(4.3)
Segment general and administrative expenses (excluding LTIP charge)(2)	(18.3)	(31.6)
LTIP charge—general and administrative	(9.6)	(13.5)
Segment profit	$81.3	$63.1
Noncash SFAS 133 impact(3)	$—	$0.4
Maintenance capital	$6.4	$1.2

(1)          Revenues and purchases include intersegment amounts.

(2)          Segment general and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)          Amounts related to SFAS 133 are included in revenues and impact segment profit.

(4)          The gain on foreign currency revaluation and the inventory valuation adjustment are included in the Gathering, Marketing, Terminalling & Storage segment.

The Partnership’s basic weighted average units outstanding for the fourth quarter of 2004 totaled 67.3 million (67.3 million diluted) as compared to 55.7 million (56.3 million diluted) in last year’s fourth quarter. At December 31, 2004, the Partnership had approximately 67.3 million units outstanding, long-term debt of $949.0 million and a long-term debt-to-total capitalization ratio of approximately 47%.

On January 25, 2005, the Partnership declared a cash distribution of $0.6125 per unit ($2.45 per unit on an annualized basis) on its outstanding limited partner units. The distribution was paid on February 14, 2005, to holders of record of such units at the close of business on February 4, 2005. The distribution represents an increase of 8.9% over the February 2004 distribution and 2.1% over the November 2004 distribution. This increase represents the tenth distribution increase for the Partnership in the last 17 quarters.

The Partnership today furnished a current report on Form 8-K, which included material in this press release and financial and operational guidance for the first quarter and full year of 2005. A copy of the Form 8-K is available on the Partnership’s website at www.paalp.com.

The Partnership is in the process of finalizing its 2004 Form 10-K, and it expects to file the Form 10-K in the near future. As a result, the financial information contained herein should be considered preliminary until such time as the Partnership receives its financial audit and internal control audit reports from its external auditors and files its Form 10-K for the year ended December 31, 2004.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because PAA management believes it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. Management also believes that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. Management considers an understanding of these selected items impacting comparability to be material to its evaluation of our operating results and prospects. Although we present selected items that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

A reconciliation of EBITDA to net income and cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

Conference Call:

The Partnership will host a conference call to discuss the results and other forward-looking items on Thursday, February 24, 2005. Specific items to be addressed in this call include:

1.                A brief review of the Partnership’s fourth quarter performance;

2.                An assessment of the Partnership’s 2004 performance versus goals;

3.                A status report on expansion and organic growth projects and recent acquisition activity;

4.                A discussion of capitalization and liquidity;

5.                A review of financial and operating guidance for the first quarter and full year 2005; and

6.                Comments regarding the Partnership’s outlook and 2005 goals.

The call will begin at 10:00 AM (Central). To participate in the call, please call 800-473-6123, or, for international callers, 973-582-2706 at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions:

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.” Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions:

Call 877-519-4471 or international call 973-341-3080 and enter PIN # 5696667

The replay will be available beginning Thursday, February 24, 2005, at approximately 1:00 PM (Central) and continue until 11:59 PM (Central) Monday, February 28, 2005.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things: abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; the success of our risk management activities; the availability of, and ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers; declines in volumes shipped on the Basin Pipeline, Capline Pipeline and our other pipelines by third party shippers; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate; successful third party drilling efforts in areas in which we operate pipelines or gather crude oil; demand for various grades of crude oil and resulting changes in pricing conditions or transmission throughput requirements; fluctuations in refinery capacity in areas supplied by our transmission lines; the effects of competition; continued credit worthiness of, and performance by, our counterparties; the impact of crude oil price fluctuations; the impact of current and future laws, rulings and government regulations; shortages or cost increases in power supplies, materials and labor; weather interference with business operations or project construction; the currency exchange rate of the Canadian dollar; fluctuation in the debt and equity capital markets (including the price of our units at the time of vesting under our LTIP); and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas (“LPG”) discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation, and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and other petroleum products, in the United States and Canada. The Partnership’s common units are traded on the New York Stock Exchange under the symbol “PAA.” The Partnership is headquartered in Houston, Texas.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
REVENUES	$6,172,086	$3,545,075	$20,975,470	$12,589,849
COSTS AND EXPENSES
Purchases and related costs	6,024,146	3,451,579	20,424,572	12,232,536
Field operating costs (excluding LTIP charge)	60,495	35,267	218,548	134,177
LTIP charge—operations	351	4,337	918	5,727
General and administrative (excluding LTIP charge)	21,170	12,538	75,735	49,969
LTIP charge—general & administrative	3,352	17,057	7,013	23,063
Depreciation and amortization	21,354	12,657	67,241	46,821
Total costs and expenses	6,130,868	3,533,435	20,794,027	12,492,293
Gain (loss) on sales of assets	(63)	40	580	648
Asset impairment	(2,000)	—	(2,000)	—
OPERATING INCOME	39,155	11,680	180,023	98,204
OTHER INCOME/(EXPENSE)
Interest expense	(14,475)	(8,746)	(46,676)	(35,226)
Interest and other income (expense), net	39	(3,106)	(211)	(3,530)
Income/(Loss) before cumulative effect of change in accounting principle	24,719	(172)	133,136	59,448
Cumulative effect of change in accounting principle	—	—	(3,130)	—
NET INCOME/(LOSS)	$24,719	$(172)	$130,006	$59,448
NET INCOME/(LOSS)—LIMITED PARTNER	$21,594	$(1,486)	$119,286	$53,473
NET INCOME—GENERAL PARTNER	$3,125	$1,314	$10,720	$5,975
BASIC NET INCOME PER LIMITED PARTNER UNIT
Income/(Loss) before cumulative effect of change in accounting principle	$0.32	$(0.03)	$1.94	$1.01
Cumulative effect of change in accounting principle	—	—	(0.05)	—
Basic net income/(loss) per limited partner unit	$0.32	$(0.03)	$1.89	$1.01
DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income/(Loss) before cumulative effect of change in accounting principle	$0.32	$(0.03)	$1.94	$1.00
Cumulative effect of change in accounting principle	—	—	(0.05)	—
Diluted net income/(loss) per limited partner unit	$0.32	$(0.03)	$1.89	$1.00
BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	67,293	55,736	63,277	52,743
DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	67,293	56,349	63,277	53,400
OPERATING DATA (in thousands)(1)
Average Daily Volumes (barrels)
Pipeline activities:
Tariff activities
All American	51	58	54	59
Basin	234	262	265	263
Link acquisition	387	N/A	283	N/A
Capline	145	N/A	123	N/A
Other domestic	446	341	424	299
Canada	278	238	263	203
Pipeline margin activities	78	74	74	78
Total	1,619	973	1,486	902
Crude oil lease gathering	629	459	589	437
Crude oil bulk purchases	161	109	148	90
Total crude oil	790	568	737	527
LPG sales	73	55	48	38

(1)             Volumes associated with acquisitions represent total volumes transported for the number of days we actually owned the assets divided by the number of days in the period.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (continued)
FINANCIAL DATA RECONCILIATIONS
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
EBITDA	$60,548	$21,231	$243,923	$141,495
Depreciation and amortization	(21,354)	(12,657)	(67,241)	(46,821)
Earnings before interest and taxes (“EBIT”)	39,194	8,574	176,682	94,674
Interest expense	(14,475)	(8,746)	(46,676)	(35,226)
Net Income (loss)	$24,719	$(172)	$130,006	$59,448
Cash flow from operating activities reconciliation
EBITDA	$60,548	$21,231	$243,923	$141,495
Interest expense	(14,475)	(8,746)	(46,676)	(35,226)
Net change in assets and liabilities, net of acquisitions	(72,855)	(149,947)	(113,124)	(16,220)
Other items to reconcile to cash flows from operating activities:
Allowance for doubtful accounts	400	260	400	360
Gain/(loss) on sales of assets	63	(40)	(580)	(648)
Loss on refinancing of debt	—	3,072	658	3,272
Cumulative effect of change in accounting principle	—	—	3,130	—
Asset impairment	2,000		2,000
Inventory valuation adjustment	2,032		2,032
Gain on foreign currency revaluation	(1,531)	—	(4,954)	—
SFAS 133 noncash mark-to-market adjustment	437	(2,093)	(994)	(363)
LTIP charge	3,703	21,394	7,931	28,790
Non-cash amortization of terminated interest rate hedging instruments	394	—	1,486	—
Net cash paid for terminated interest rate hedging instruments	—	(6,152)	(1,465)	(6,152)
Net cash provided by (used in) operating activities	$(19,284)	$(121,021)	$93,767	$115,308
Funds flow from operations (FFO)
Net Income (loss)	$24,719	$(172)	$130,006	$59,448
Depreciation and amortization	21,354	12,657	67,241	46,821
Non-cash amortization of terminated interest rate swap	387	—	1,478
FFO	46,460	12,485	198,725	106,269
Maintenance capital expenditures	(5,178)	(2,142)	(11,321)	(7,596)
FFO after maintenance capital expenditures	$41,282	$10,343	$187,404	$98,673
Selected items impacting comparability
LTIP charge	$(3,703)	$(21,394)	$(7,931)	$(28,790)
Cumulative effect of change in accounting principle	—	—	(3,130)	—
Loss on refinancing of debt	—	(3,072)	(658)	(3,272)
Gain on foreign currency revaluation	1,531	—	4,954	—
Inventory valuation adjustment	(2,032)		(2,032)
Asset Impairment	(2,000)	—	(2,000)	—
SFAS 133 noncash mark-to-market adjustment	(437)	2,093	994	363
Other	—		559
Selected items impacting comparability	(6,641)	(22,373)	(9,244)	(31,699)
GP 2% portion of selected items impacting comparability	133	447	185	634
LP 98% portion of selected items impacting comparability	$(6,508)	$(21,926)	$(9,059)	$(31,065)
Impact to basic net income per limited partner unit	$(0.10)	$(0.39)	$(0.14)	$(0.59)
Impact to diluted net income per limited partner unit	$(0.10)	$(0.39)	$(0.14)	$(0.58)

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Financial measures excluding selected items impacting comparability
EBITDA excluding selected items impacting comparability	$67,189	$43,604	$253,167	$173,194
Net Income excluding selected items impacting comparability	$31,360	$22,201	$139,250	$91,147
Basic Net Income per limited partner unit excluding selected items impacting comparability	$0.42	$0.37	$2.03	$1.60
Diluted Net Income per limited partner unit excluding selected items impacting comparability	$0.42	$0.36	$2.03	$1.58
Basic weighted average number of units outstanding	67,293	55,736	63,277	52,743
Diluted weighted average number of units outstanding	67,293	56,349	63,277	53,400

	Three Months Ended		Three Months Ended
	December 31, 2004		December 31, 2003
	Pipeline	GMT&S	Pipeline	GMT&S
Segment profit excluding selected items impacting comparability
Reported segment profit	$39,907	$22,664	$14,075	$10,218
Selected items impacting comparability of segment profit:
LTIP charge	2,146	1,557	7,965	13,429
Inventory valuation adjustment	—	2,032	—
SFAS 133 noncash mark-to-market adjustment	—	437	—	(2,093)
Gain on foreign currency revaluation	—	(1,531)	—
Segment profit excluding selected items impacting comparability	$42,053	$25,159	$22,040	$21,554

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (continued)
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	December 31,	December 31,
	2004	2003
ASSETS
Current assets	$1,101,202	$732,974
Property and equipment, net	1,727,622	1,151,039
Pipeline linefill in owned assets	168,352	95,928
Inventory in third party assets	59,279	26,725
Other long-term assets, net	103,956	88,965
Total Assets	$3,160,411	$2,095,631
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$1,113,717	$801,919
Long-term debt under credit facilities and other	151,753	70,000
Senior notes, net of unamortized discount	797,271	448,991
Other long-term liabilities and deferred credits	27,466	27,994
Total Liabilities	2,090,207	1,348,904
Partners’ capital	1,070,204	746,727
Total Liabilities and Partners’ Capital	$3,160,411	$2,095,631